EXHIBIT 10.13

       THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                    AS AMENDED, OR ANY STATE SECURITIES LAWS.
            NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST
             THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED
             OR OTHERWISE DISPOSED OF UNLESS EITHER (I) THERE IS AN
            EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS
            RELATING THERETO OR (II) THE CORPORATION HAS RECEIVED AN
             OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND
                 SUBSTANCE TO THE CORPORATION, STATING THAT SUCH
                          REGISTRATION IS NOT REQUIRED.

           THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") AS
           DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE
                OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS
                 PROVIDED PURSUANT TO THE INFORMATION REPORTING
             REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.

           THE ISSUE PRICE OF THIS DEBT INSTRUMENT IS $30,750,000. THE
               AMOUNT OF OID ON THIS DEBT INSTRUMENT IS $5,250,000
            ASSUMING ALL PAYMENTS OF PRINCIPAL ARE MADE AT MATURITY.
          THE ISSUE DATE OF THIS DEBT INSTRUMENT IS MARCH 27, 2000. THE
             PER ANNUM YIELD TO MATURITY OF THIS DEBT INSTRUMENT IS
                        12.61% COMPOUNDED SEMI-ANNUALLY.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

                          10% Senior Subordinated Note
                               Due March 27, 2010

$36,000,000                                                       March 27, 2000

      UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation (hereinafter called the "Corporation"), for value received, hereby promises to pay to WCAS CAPITAL PARTNERS III, L.P., the principal sum of THIRTY SIX MILLION DOLLARS ($36,000,000) on March 27, 2010 (subject to applicable restrictions set forth in Section 12 hereof), and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of
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10% per annum, payable semi-annually in arrears on September 27 and March 27 of each year (each said day being an "Interest Payment Date"), commencing on September 27, 2000 and until the date the outstanding principal amount hereof shall have become due and payable in full, whether at maturity or by acceleration or otherwise. If the principal amount hereof shall not be paid when the same shall have become due and payable in full, whether at maturity or by acceleration or otherwise, then such overdue principal amount and (to the extent permitted by applicable law) any overdue interest shall thereupon bear interest at the rate of 12% per annum until paid in full.

      All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts, and shall be made at the offices of the person deemed the holder hereof in accordance with Section 4 below.

      On any Interest Payment Date on or after March 27, 2005, the Company shall also pay such amount of accrued original issue discount on this Note as shall be necessary to ensure that this Note shall not be considered an "applicable high yield discount obligation" within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. In the event that any such payment of accrued original issue discount occurs, the amount of principal payable on this Note shall be reduced to the extent necessary to ensure that the yield to maturity on this Note (determined as provided by Section 1272 of the Code and the regulations thereunder and computed by taking into account any such payment of accrued original issue discount pursuant to this paragraph) shall equal the yield to maturity on this Note (computed as though no payment of accrued original issue discount had been made under this paragraph). The Company and the holder hereof agree that the original issue discount characteristics of the Note reflected in the legend were determined in accordance with Treasury Regulation Section 1.1273-2(h)(1) and that they shall report the accrual of interest and original issue discount on the Note consistent with those determinations for all tax purposes.

      1. THE NOTE. This Note is issued pursuant to and is subject to the terms and provisions of the Securities Purchase Agreement dated as of March 27, 2000 (the "Securities Purchase Agreement") among the Corporation, Welsh, Carson, Anderson and Stowe VII, L.P. ("WCAS VII"), WCAS Capital Partners III, L.P., FFT Capital Partners I, L.P. and the several other parties named therein. As used herein, the term "Note" or "Notes" includes all of the 10% Senior Subordinated Note or Notes due March 27, 2010 originally issued in connection with the Securities Purchase Agreement and any 10% Senior Subordinated Note or Notes due March 27, 2010 of the Corporation subsequently issued upon exchange or transfer thereof.

      2. TRANSFER. ETC. OF NOTES. The Corporation shall keep at its office or agency maintained as provided in paragraph (a) of Section 6 a register in which the Corporation shall provide for the registration of this Note and for the registration of transfer and exchange of this Note. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the

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Corporation maintained as provided in paragraph (a) of Section 6, and, without expense to such holder (except for transfer taxes, if any, imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request (which denominations shall be $100,000 or an integral multiple thereof, except for any balance which may be less than $100,000), dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. This Note, when presented or surrendered for registration of transfer or exchange, shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

      3. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the holder hereof reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Corporation will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

      4. PERSONS DEEMED OWNERS; HOLDERS. The Corporation may deem and treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue. With respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

      5. PREPAYMENTS. The Corporation may prepay this Note as follows:

      (a) MANDATORY PREPAYMENT. Except as and to the extent expressly prohibited by applicable law, the Corporation shall prepay the principal amount, plus accrued and unpaid interest, of all Notes which shall then be outstanding, upon the consummation by the Corporation of an initial public offering of its Common Stock, $.01 par value, registered under the Securities Act of 1933, as amended. In case of the occurrence of any of the following (each a "Change of Control Event"): (i) a consolidation or merger of the Corporation with or into any other corporation (other than a merger which will not result in more than 50% of the voting capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets

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of the Corporation as an entirety in a single transaction or in a series of related transactions to any other person or (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than WCAS VII or its affiliates) of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, the Corporation shall not later than 20 days prior to the effective date of any such Change of Control Event (the "Change of Control Event Date"), give notice thereof to the holder or holders of the Notes and, in the event that within 15 days after receipt of such notice, the holders of a majority of the outstanding aggregate principal amount of the Notes elect, by written notice to the Corporation, to have such Notes prepaid, the Corporation shall prepay 100% of the principal amount of the Notes, plus any accrued but unpaid interest as of the Change of Control Event Date, on or before such date.

      As used herein, (i) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Corporation.

      (b) OPTIONAL PREPAYMENT. Upon notice given as provided in Section 5(c), the Corporation may, at its option, prepay this Note without penalty, as a whole at any time or in part from time to time in amounts which shall be integral multiples of $10,000. Any date on which the Corporation elects to prepay any of the Notes as provided in this subparagraph 5(b) and each date on which the Corporation shall be required to prepay the Notes as provide in subparagraph 5(a) above shall be referred to as a "Prepayment Date."

      (c) NOTICE OF PREPAYMENT. Not less than 20 days prior to a Prepayment Date, written notice shall be given by registered or certified mail or by overnight courier to the holders of record of the Notes to be prepaid, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation, specifying the dollar amount to be prepaid, the paragraph or paragraphs of this Note pursuant to which such prepayment shall be made, and the date of such prepayment, which date shall not be a day on which the banks of New York are required or authorized to be closed. Upon notice of prepayment being given as aforesaid, the Corporation covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the prepayment price determined in accordance with Section 5(a) or 5(b) hereof. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Corporation of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on the Interest Payment Dates.

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      (d) ALLOCATION OF ALL PAYMENTS. In the event of any partial payment of less than all of the interest then due on the Notes then outstanding or any prepayment, purchase, redemption or retirement of less than all of the outstanding principal amount of the Notes, the Corporation will allocate the amount of interest so to be paid and the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

      (e) INTEREST AFTER DATE FIXED FOR PREPAYMENT. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for such purpose, the Corporation shall fail to pay this Note or such portion, as the case may be) in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein.

      (f) SURRENDER OF NOTE; NOTATION THEREON. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Corporation to execute and deliver at the expense of the Corporation (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which the interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Corporation for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

      6. COVENANTS. The Corporation covenants and agrees that, so long as this Note shall be outstanding:

            (a) MAINTENANCE OF OFFICE. The Corporation will maintain an office or agency in such place in the United States of America as the Corporation may designate in writing to the registered holder hereof, where this Note may be presented for registration of transfer and exchange as herein provided, where notices and demands to or upon the Corporation in respect of this Note may be served and where, at the option of the holder thereof, this Note may be presented for payment. Until the Corporation otherwise notifies the holder of this Note, said office shall be the principal office of the Corporation at 17103 Preston Road, Suite 190 North, Dallas, Texas 75248.

            (b) CORPORATE EXISTENCE. The Corporation will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate or partnership existence, rights and franchises of each of its subsidiaries; PROVIDED, HOWEVER, that nothing in this paragraph (b) shall prevent (i) a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of, the Corporation or
      (ii) the abandonment or termination of any rights or franchises of the Corporation, or the liquidation or

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      dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of, any subsidiary or the abandonment or termination of the corporate or partnership existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Corporation, in the best interests of the Corporation and is not disadvantageous in any material respect to the holder of this Note.

            (c) NOTICE OF DEFAULT. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 8 of this Note shall occur, or if any holder of the Notes shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall, immediately after it becomes aware that any such event has occurred or that such demand has been made or that any such action has been taken, give notice to all holders of the Notes, specifying the nature of such event or of such demand or action, as the case may be, PROVIDED, HOWEVER, that if such event, in the good faith judgment of the Corporation, will be cured within ten days after the Corporation has knowledge that such event would, with or without notice or lapse of time or both, constitute such an Event of Default, no such notice need be given if such Event of Default shall be cured within such ten-day period.

            (d) MERGER OR CONSOLIDATION. Without limitation of the rights of the holder of this Note set forth in Section 5(a) hereof, if the Corporation shall effect a merger or consolidation in which it is not the surviving entity, then the Corporation shall take such action as may be necessary, as a condition to consummating such transaction, to cause the surviving entity to assume all of the Corporation's obligations under this Note, as if such entity had been the original issuer thereof, and such entity shall acknowledge in writing its obligation to fully and timely honor the Corporation's obligations under this Note.

            (e) OPTIONAL PREPAYMENTS OF DEBT. Other than with respect to Senior Indebtedness (as hereinafter defined), the Corporation will not make any optional prepayment of any indebtedness for borrowed money, prior to the repayment in full of this Note.

      7. MODIFICATION, WAIVER. The Corporation may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Corporation thereunder, and the observance by the Corporation of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, PROVIDED, HOWEVER, that no such modification or waiver shall:

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            (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Note so affected; or

            (b) give any Note any preference over any other Note; or

            (c) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such modification.

      Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Corporation shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding,

      8. EVENTS OF DEFAULT. If any one or more of the following events, herein called Events of Default, shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Corporation or any subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority, and such Event of Default shall be continuing:

            (a) default shall be made in the payment of the principal when and as the same shall become due and payable, whether on demand or at a date fixed for prepayment or by acceleration or otherwise; or

            (b) default shall be made in the payment of any installment of interest when and as the same shall become due and payable or at a date fixed for prepayment or by acceleration or otherwise and such default shall continue for a period of 5 days; or

            (c) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Corporation to be observed or performed pursuant to the terms hereof and such default shall continue for 30 days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Corporation by the holders of at least 25% of the principal amount of the Notes then outstanding (the Corporation to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

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            (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Corporation or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any subsidiary or for any substantial part of any of their property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (e) the commencement by the Corporation or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any subsidiary or for any substantial part of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Corporation or any subsidiary generally to pay its debts as such debts become due;

then, the holder or holders of at least 25% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by notice to the Corporation, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law, PROVIDED, HOWEVER, that, upon the occurrence and during the continuance of any of the events specified in subsections (a) or (b) of this Section 8, the holder of any Note at the time outstanding may, at its option by notice in writing to the Corporation, declare any Note or Notes then held by it to be, and such Note or Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law,

      At any time after any declaration of acceleration has been made as provided in this Section 8, the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Corporation, rescind such declaration and its consequences, PROVIDED, HOWEVER, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

      Without limiting the foregoing, the Corporation hereby waives any right to trial by jury in any legal proceeding related in any way to this Note or the Notes and agrees that any such proceeding may, if the holder so elects, be brought and enforced in the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York and the Corporation hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such court, The Corporation further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the

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same effect as personal service on it within the State of New York, by registered mail addressed to it at its office or agency set forth in subsection (a) of Section 6 for purposes of notices hereunder.

      9. SUITS FOR ENFORCEMENT. Subject to the provisions of Section 12 of this Note, in case any one or more of the Events of Default specified in Section 8 of this Note shall occur and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

      In case of any default under this Note, the Corporation will pay to the holder thereof such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.


      10. REMEDIES CUMULATIVE. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      11. REMEDIES NOT WAIVED. No course of dealing between the Corporation and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

      12. SUBORDINATION. (a) Anything contained in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior, to the extent set forth in the following paragraphs (A), (B), (C) and (D), to all Senior Indebtedness of the Corporation. "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law and including any loans made to the Corporation as a debtor in possession in any bankruptcy proceeding by any persons who were the holders of any Senior Indebtedness on the date such bankruptcy proceeding was commenced) on all indebtedness to a bank or banks or other financial institutions for borrowed money and related fees and expenses now existing or hereinafter incurred which by its terms is not subordinated to any other indebtedness of the Corporation.

            (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Corporation or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation,

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      whether or not involving insolvency or bankruptcy proceedings, then all
      Senior Indebtedness shall first be paid in cash in full before any payment, whether on account of principal, interest or otherwise, is made upon the Notes.

            (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in cash in full.

            (C) No payment shall be made, directly or indirectly, on account of the Notes (i) upon maturity of any Senior Indebtedness obligation, by lapse of time, acceleration (unless waived), or otherwise, unless and until all principal thereof and interest thereon and all other obligations in respect thereof shall first be paid in full and have terminated, or
      (ii) upon the happening of any default in payment of any principal of, premium, if any, or interest on or any other amounts payable in respect of Senior Indebtedness when the same becomes due and payable whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Senior Payment Default"), unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist.

            (D) Upon the happening of an event of default (other than described in clause (A), (B) or (C) above) with respect to any Senior Indebtedness permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which it is otherwise due and payable (a "Nonmonetary Default"), upon the occurrence of (i) receipt by the holder of this Note of written notice from a holder of said Senior Indebtedness of a Nonmonetary Default (any such notice, a "Blockage Notice"), or (ii) if such Nonmonetary Default results from the acceleration of this Note, the date of such acceleration; then (x) the Corporation will not make, directly or indirectly, to the holder of this Note any payment of any kind of or on account of this Note; (y) the holder of this Note will not accept from the Corporation any payment of any kind of or on account of this Note and (z) the holder of this Note may not take, demand, receive, sue for, accelerate or commence any remedial proceedings with respect to any amount payable under this Note, unless and until in each case described in clauses (x), (y) and (z) all such Senior Indebtedness shall have been paid in full; PROVIDED, HOWEVER, that if such Nonmonetary Default shall have occurred and be continuing for a period (a "Blockage Period") commencing on the earlier of the date of receipt of such Blockage Notice or the date of the acceleration of this Note and ending 179 days thereafter (it being understood that not more than one Blockage Period may be commenced with respect to this Note during any period of 360 consecutive days), and during such Blockage Period (i) such Nonmonetary Default shall not have been cured or waived, (ii) the holder of such Senior Indebtedness shall not have made a demand for payment and commenced an action, suit or other proceeding against the Corporation and (iii) none of the events described in subsection (A) above shall have occurred, then (to the

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      extent not otherwise prohibited by subsections (A), (B) or (C) above) the
      Corporation may, not less than 10 days after receipt by the holders of such Senior Indebtedness of written notice to such effect from the holder of this Note, make and the holder of this Note may accept from the Corporation all past due and current payments of any kind of or on account of this Note, and such holder may demand, receive, retain, sue for or otherwise seek enforcement or collection of all amounts payable on account of principal of or interest on this Note.

      (b) Subject to the payment in full in cash of all Senior Indebtedness as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, this Note shall be paid in full in cash, and, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of this Note, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Section 12 which otherwise would have been made to the holder of this Note shall be deemed a payment by the Corporation on account of the Senior Indebtedness, it being understood that the provisions of this Section 12 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holder of the Senior Indebtedness, on the other hand. Subject to the rights, if any, under this Section 12 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the Corporation and the holder of this Note, the obligation of the Corporation, which is unconditional and absolute, to pay to the holder thereof the principal thereof and interest thereon in accordance with its terms or prevent (except as otherwise specified therein) the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.

      (c) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any holder of this Note in contravention of any of the terms hereof or before all the Senior Indebtedness obligations have been paid in full in cash, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash. In the event of the failure of any such holder to endorse or assign any such payment, distribution or security, each holder of any Senior Indebtedness is hereby irrevocably authorized to endorse or assign the name.

      (d) The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to any holder of this Note, without incurring responsibility to, and without impairing or releasing any of the rights of the holders of Senior Indebtedness, or any of the obligations of the holder of this Note: (i) change the amount, manner, place, or terms of

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payment, or change or extend the time of payment of, or renew, alter, extend or otherwise modify Senior Indebtedness in any and all respects; (ii) release any party to the extent liable or otherwise obligated for Senior Indebtedness; and
(iii) exercise or refrain from exercising any rights against the Corporation and others (including the holder of this Note).

      (e) No right of any holder of Senior Indebtedness to enforce the subordination as provided in this Section 12 shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Corporation or by any noncompliance by the Corporation with the terms, provisions and covenants of this Note, regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

      13. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

      14. GOVERNING LAW. This Note shall be governed and construed in accordance with the laws of the State of Delaware.

      15. HEADINGS. The headings of the Sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

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      IN WITNESS WHEREOF, UNITED SURGICAL PARTNERS INTERNATIONAL, INC. has
caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                          UNITED SURGICAL PARTNERS
                                          INTERNATIONAL, INC.

                                          By:/s/ DONALD STEEN
                                          Name:  Donald Steen
                                          Title: Chief Executive Officer